Exhibit 99.1

Focus Financial Partners Reports First Quarter 2022 Results

Excellent Performance Reflects Resiliency, Stability and Diversification of Business

New York, New York – May 5, 2022 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Total revenues of $536.6 million, 36.1% growth year over year

•	Organic revenue growth(1) rate of 22.0% year over year

•	GAAP net income of $39.1 million

•	GAAP basic and diluted net income per share attributable to common shareholders of $0.45 and $0.44, respectively

•	Adjusted Net Income Excluding Tax Adjustments(2) of $83.1 million and Tax Adjustments(3) of $14.8 million

•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.98 and Tax Adjustments(3) Per Share(2) of $0.18

•	Net Leverage Ratio(4) of 3.84x

•	Extended First Lien Revolver maturity to June 2024 and replaced LIBOR benchmark interest rate with SOFR

•	Signed first Swiss partner firm, representing an important evolution in our international growth strategy, which focuses on expanding into independent wealth management markets with secular dynamics that are similar to the U.S., regulatory changes or other discontinuities

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

(4)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

“Our 2022 first quarter results were excellent, reflecting our strong fundamentals and the resiliency of our business despite the challenging macro backdrop,” said Rudy Adolf, Founder, CEO and Chairman of Focus. “The strength of our performance is significant because it enables us to reaffirm our 20+% revenue and Adjusted EBITDA growth targets for 2022 and progress toward our 2025 targets, which reflect substantial upside and future value creation for our shareholders. We continued to invest in leading wealth management firms that complement our partnership while further strengthening our presence in strategically important wealth markets. We also established our presence in Switzerland, expanding our international presence into an independent wealth management market which will give us access to high-quality firms serving high and ultra-high net worth clientele. Looking forward, our pipeline is robust and our momentum remains strong, positioning us for another successful M&A year. I am confident that 2022 will be an excellent year for our business, and that we will continue to be the beneficiaries of substantial industry growth and consolidation.”

“Our performance in the 2022 first quarter exceeded our expectations on all measures and reinforced the value of our disciplined execution and capital allocation,” said Jim Shanahan, Chief Financial Officer. “Our scale and the diversity of our global partnership were instrumental in helping us to deliver this level of performance. While the dynamics driving the current environment are different than what we experienced at the outset of the pandemic in 2020, our partner firms are equally well equipped to weather this storm and are generating excellent results. Similar to 2020, we are positioning ourselves to take advantage of the opportunities that will arise post crisis. I have no doubt that we will navigate the current challenges and our business will emerge even stronger and better positioned for growth.”

First Quarter 2022 Financial Highlights

Total revenues were $536.6 million, 36.1%, or $142.4 million higher than the 2021 first quarter. The primary driver of this increase was revenue growth from our existing partner firms of approximately $87.5 million. The majority of this increase was driven by higher wealth management fees, which included the effect of mergers completed by our partner firms. The balance of the increase of $54.9 million was attributable to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 22.0%, above our expected 16% to 19% range for the quarter.

An estimated 78.2%, or $419.4 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 65.8%, or $275.9 million, were generated from advance billings generally based on market levels in the 2021 fourth quarter. The remaining 21.8%, or $117.2 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net income was $39.1 million compared to $2.5 million in the prior year quarter. GAAP basic and diluted net income per share attributable to common shareholders were $0.45 and $0.44, respectively, as compared to $0.00 for both basic and diluted net income per share in the prior year quarter.

Adjusted EBITDA(2) was $135.1 million, 33.7%, or $34.1 million, higher than the prior year period, and our Adjusted EBITDA margin(3) was 25.2%, in line with our outlook of approximately 25% for the quarter.

Adjusted Net Income Excluding Tax Adjustments(2) was $83.1 million, and Tax Adjustments(4) were $14.8 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.98, up 22.5% compared to the prior year period, and Tax Adjustments Per Share(2) were $0.18, up 38.5% compared to the prior year period.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

(4)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

Balance Sheet and Liquidity

As of March 31, 2022, cash and cash equivalents were $317.0 million and debt outstanding under our credit facilities was approximately $2.5 billion, which included $50.0 million under our First Lien Revolver.

Our Net Leverage Ratio(1) as of March 31, 2022 was 3.84x, in line with our outlook of 3.75x to 4.0x. We remain committed to maintaining our Net Leverage Ratio(1) between 3.5x to 4.5x and believe this is the appropriate range for our business given our highly acquisitive nature.

As of March 31, 2022, $850 million, or 34.7%, of the debt outstanding under our credit facilities had LIBOR swapped from a floating rate to a fixed weighted average interest rate of 62 basis points plus a spread of 200 basis points. The residual amount of approximately $1.6 billion, primarily consisting of our First Lien Term Loan, remains at floating rates, with $794.4 million of this amount at an interest rate of LIBOR subject to a 50 basis point floor plus 250 basis points spread, and $756.7 million of this amount at an interest rate of LIBOR plus 200 basis points spread with no LIBOR floor. We typically use 30-day LIBOR on our term loans.

In April 2022, we extended the maturity date of our First Lien Revolver to June 2024. Concurrent with the extension, we will use SOFR as the replacement benchmark interest rate for LIBOR. We don’t anticipate that this change will have any material effect on our interest expense in future periods.

Our net cash provided by operating activities for the trailing four quarters ended March 31, 2022 increased 13.6% to $275.1 million from $242.1 million for the comparable period ended March 31, 2021. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended March 31, 2022 increased 36.2% to $299.6 million from $219.9 million for the comparable period ended March 31, 2021. These increases reflect the earnings growth of our partner firms and the addition of new partner firms. In the 2022 first quarter, we paid $34.2 million in cash earn-out obligations and $6.2 million of required amortization under our First Lien Term Loan.

(1)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, May 5, 2022 at 8:30 a.m. Eastern Time to discuss the Company’s 2022 first quarter results and outlook. The call can be accessed by dialing +1-877-407-0989 (callers inside the U.S.) or +1-201-389-0921 (callers outside the U.S.).

A live, listen-only webcast, together with a slide presentation titled “First Quarter 2022 Earnings Release Supplement” dated May 5, 2022 will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address. Registration for the call will begin 15 minutes prior to the start of the call, using the following link.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, including the impact and duration of the outbreak of Covid-19 and the conflict in Ukraine, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contacts

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

Charlie Arestia

Vice President

Investor Relations & Corporate Communications

Tel: (646) 560-3999

carestia@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three months ended March 31, 2021 and 2022 include the following:

	Three Months Ended
	March 31,
	2021	2022

	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$394,175	$536,567
Revenue growth (1) from prior period	16.9%	36.1%
Organic revenue growth (2) from prior period	12.2%	22.0%

Management Fees Metrics (operating expense):
Management fees	$102,072	$137,839
Management fees growth (3) from prior period	22.0%	35.0%
Organic management fees growth (4) from prior period	15.7%	21.6%

Net Income Metrics:
Net income	$2,482	$39,082
Net income growth from prior period	*	*
Income per share of Class A common stock:
Basic	$0.00	$0.45
Diluted	$0.00	$0.44
Income per share of Class A common stock growth from prior period:
Basic	*	*
Diluted	*	*

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$100,995	$135,080
Adjusted EBITDA growth (5) from prior period	29.4%	33.7%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)	$63,449	$83,073
Adjusted Net Income Excluding Tax Adjustments growth (5) from prior period	39.4%	30.9%

Tax Adjustments
Tax Adjustments (5)(6)	$10,492	$14,813
Tax Adjustments growth from prior period (5)(6)	17.4%	41.2%

	Three Months Ended
	March 31,
	2021		2022

	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)	$0.80		$0.98
Tax Adjustments Per Share (5)(6)	$0.13		$0.18
Adjusted Net Income Excluding Tax Adjustments Per Share growth (5) from prior period	29.0%		22.5%
Tax Adjustments Per Share growth from prior period (5)(6)	8.3%		38.5%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (5)	79,606,295		84,579,820

Other Metrics:
Net Leverage Ratio (7) at period end	3.79	x	3.84	x
Acquired Base Earnings (8)	$663		$—
Number of partner firms at period end (9)	72		84

*            Not meaningful

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(6)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of March 31, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $58.5 million.

(7)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(8)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post acquisition earnings of the partner firm.

(9)	Represents the number of partner firms on the last day of the period presented.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed consolidated statements of operations

(in thousands, except share and per share amounts)

	For the three months ended
	March 31,
	2021	2022
REVENUES:
Wealth management fees	$374,845	$515,179
Other	19,330	21,388
Total revenues	394,175	536,567
OPERATING EXPENSES:
Compensation and related expenses	141,043	181,800
Management fees	102,072	137,839
Selling, general and administrative	63,826	88,650
Intangible amortization	42,983	60,276
Non-cash changes in fair value of estimated contingent consideration	25,936	(8,985)
Depreciation and other amortization	3,607	3,633
Total operating expenses	379,467	463,213
INCOME FROM OPERATIONS	14,708	73,354
OTHER INCOME (EXPENSE):
Interest income	47	3
Interest expense	(10,521)	(17,616)
Amortization of debt financing costs	(852)	(1,101)
Other income (expense)—net	3	(36)
Income from equity method investments	283	95
Total other expense—net	(11,040)	(18,655)
INCOME BEFORE INCOME TAX	3,668	54,699
INCOME TAX EXPENSE	1,186	15,617
NET INCOME	2,482	39,082
Non-controlling interest	(2,226)	(9,980)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$256	$29,102
Income per share of Class A common stock:
Basic	$0.00	$0.45
Diluted	$0.00	$0.44
Weighted average shares of Class A common stock outstanding:
Basic	52,200,029	65,331,370
Diluted	52,654,822	65,767,463

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed consolidated balance sheets

(in thousands, except share and per share amounts)

	December 31,	March 31,
	2021	2022
ASSETS
Cash and cash equivalents	$310,684	$317,034
Accounts receivable less allowances of $3,255 at 2021 and $3,696 at 2022	198,827	209,209
Prepaid expenses and other assets	123,826	161,997
Fixed assets—net	47,199	46,832
Operating lease assets	249,850	256,064
Debt financing costs—net	4,254	3,580
Deferred tax assets—net	267,332	258,228
Goodwill	1,925,315	1,928,135
Other intangible assets—net	1,581,719	1,525,002
TOTAL ASSETS	$4,709,006	$4,706,081
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$11,580	$14,719
Accrued expenses	72,572	75,956
Due to affiliates	105,722	28,808
Deferred revenue	10,932	12,742
Contingent consideration and other liabilities	468,284	415,942
Deferred tax liabilities	31,973	36,501
Operating lease liabilities	277,324	284,613
Borrowings under credit facilities (stated value of $2,407,302 and $2,451,128 at December 31, 2021 and March 31, 2022, respectively)	2,393,669	2,438,183
Tax receivable agreements obligations	219,542	215,999
TOTAL LIABILITIES	3,591,598	3,523,463
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 65,320,124 and 65,362,389 shares issued and outstanding at December 31, 2021 and March 31, 2022, respectively	653	653
Class B common stock, par value $0.01, 500,000,000 shares authorized; 11,439,019 and 11,601,814 shares issued and outstanding at December 31, 2021 and March 31, 2021, respectively	114	116
Additional paid-in capital	841,753	865,857
Retained earnings	24,995	54,097
Accumulated other comprehensive income	3,029	20,469
Total shareholders’ equity	870,544	941,192
Non-controlling interest	246,864	241,426
Total equity	1,117,408	1,182,618
TOTAL LIABILITIES AND EQUITY	$4,709,006	$4,706,081

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed consolidated statements of cash flows

(in thousands)

	For the three months ended
	March 31,
	2021	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,482	$39,082
Adjustments to reconcile net income to net cash provided by (used in) operating activities—net of effect of acquisitions:
Intangible amortization	42,983	60,276
Depreciation and other amortization	3,607	3,633
Amortization of debt financing costs	852	1,101
Non-cash equity compensation expense	12,356	6,707
Non-cash changes in fair value of estimated contingent consideration	25,936	(8,985)
Income from equity method investments	(283)	(95)
Distributions received from equity method investments	176	425
Deferred taxes and other non-cash items	436	6,424
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(7,393)	(10,478)
Prepaid expenses and other assets	(5,098)	(12,827)
Accounts payable	(1,637)	3,081
Accrued expenses	2,169	4,721
Due to affiliates	(39,818)	(76,997)
Contingent consideration and other liabilities	(3,023)	(22,520)
Deferred revenue	383	1,810
Net cash provided by (used in) operating activities	34,128	(4,642)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(7,925)	(2,603)
Purchase of fixed assets	(2,835)	(3,232)
Investment and other, net	(17,500)	(5,232)
Net cash used in investing activities	(28,260)	(11,067)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	524,375	50,000
Repayments of borrowings under credit facilities	(409,173)	(6,174)
Proceeds from issuance of common stock, net	12,119	—
Payments in connection with unit redemption, net	(12,119)	—
Payments in connection with tax receivable agreements	(4,112)	(3,856)
Contingent consideration paid	(4,172)	(10,443)
Payments of debt financing costs	(2,700)	—
Proceeds from exercise of stock options	2,863	422
Payments on finance lease obligations	(33)	—
Distributions for unitholders	(9,055)	(8,209)
Net cash provided by financing activities	97,993	21,740
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(4)	319
CHANGE IN CASH AND CASH EQUIVALENTS	103,857	6,350
CASH AND CASH EQUIVALENTS:
Beginning of period	65,858	310,684
End of period	$169,715	$317,034

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income excluding interest income, interest expense, income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, other (income) expense, net, and secondary offering expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies; and

•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by also relying on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the three months ended March 31, 2021 and 2022:

	Three Months Ended
	March 31,
	2021	2022

	(in thousands)
Net income	$2,482	$39,082
Interest income	(47)	(3)
Interest expense	10,521	17,616
Income tax expense	1,186	15,617
Amortization of debt financing costs	852	1,101
Intangible amortization	42,983	60,276
Depreciation and other amortization	3,607	3,633
Non- cash equity compensation expense	12,356	6,707
Non- cash changes in fair value of estimated contingent consideration	25,936	(8,985)
Other (income) expense, net	(3)	36
Secondary offering expenses (1)	1,122	—
Adjusted EBITDA	$100,995	$135,080

(1)	Relates to offering expenses associated with the March 2021 secondary offering.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income excluding income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration and secondary offering expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options outstanding during the periods, (iii) the weighted average incremental shares of Class A common stock related to restricted stock units outstanding during the periods, (iv) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units, including contingently issuable Focus LLC common units, if any, have been exchanged for Class A common stock), (v) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (vi) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three months ended March 31, 2021 and 2022:

	Three Months Ended
	March 31,
	2021	2022

	(dollars in thousands, except per share data)
Net income	$2,482	$39,082
Income tax expense	1,186	15,617
Amortization of debt financing costs	852	1,101
Intangible amortization	42,983	60,276
Non- cash equity compensation expense	12,356	6,707
Non- cash changes in fair value of estimated contingent consideration	25,936	(8,985)
Secondary offering expenses (1)	1,122	—
Subtotal	86,917	113,798
Pro forma income tax expense (27%) (2)	(23,468)	(30,725)
Adjusted Net Income Excluding Tax Adjustments	$63,449	$83,073

Tax Adjustments (3)	$10,492	$14,813

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.80	$0.98
Tax Adjustments Per Share (3)	$0.13	$0.18

Adjusted Shares Outstanding	79,606,295	84,579,820

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (4)	52,200,029	65,331,370
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options and restricted stock units (5)	454,793	436,093
Weighted average Focus LLC common units outstanding (6)	19,723,223	11,621,814
Weighted average Focus LLC restricted common units outstanding (7)	71,374	193,625
Weighted average common unit equivalent of Focus LLC incentive units outstanding (8)	7,156,876	6,996,918
Adjusted Shares Outstanding	79,606,295	84,579,820

(1)	Relates to offering expenses associated with the March 2021 secondary offering.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of March 31, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $58.5 million.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Represents the incremental shares related to stock options and restricted stock units as calculated under the treasury stock method.

(6)	Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.

(7)	Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.

(8)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended March 31, 2021 and 2022:

	Trailing 4-Quarters Ended
	March 31,
	2021	2022

	(in thousands)
Net cash provided by operating activities	$242,107	$275,148
Purchase of fixed assets	(18,996)	(11,415)
Distributions for unitholders	(26,945)	(31,465)
Payments under tax receivable agreements	(4,112)	(4,167)
Adjusted Free Cash Flow	$192,054	$228,101
Portion of contingent consideration paid included in operating activities (1)	27,845	71,508
Cash Flow Available for Capital Allocation (2)	$219,899	$299,609

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2021 was $16.4 million, $3.8 million, $2.4 million and $5.2 million, respectively, totaling $27.8 million for the trailing 4-quarters ended March 31, 2021. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2022 was $11.6 million, $20.4 million, $16.4 million and $23.1 million, respectively, totaling $71.5 million for the trailing 4-quarters ended March 31, 2022.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of March 31, 2022:

	March 31, 2022
Economic Ownership of Focus Financial Partners, LLC Interests:	Interest	%
Focus Financial Partners Inc.	65,362,389	77.7%
Non-Controlling Interests (1)	18,793,494	22.3%
Total	84,155,883	100.0%

(1)	Includes 6,998,055 Focus LLC common units issuable upon conversion of the outstanding 16,202,274 vested and unvested incentive units (assuming vesting of the unvested incentive units and a March 31, 2022 period end value of the Focus LLC common units equal to $45.74) and includes 193,625 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Number of Shares Outstanding at March 31, 2022	Number of Shares Outstanding at May 2, 2022
Class A	65,362,389	65,362,389
Class B	11,601,814	12,114,104

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at March 31, 2022. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	708,107
$11.00	813,001
$12.00	513,043
$13.00	540,000
$14.00	10,098
$16.00	45,191
$17.00	20,000
$19.00	527,928
$21.00	3,045,236
$22.00	821,417
$23.00	524,828
$26.26	12,500
$27.00	12,484
$27.90	1,929,424
$28.50	1,440,230
$30.48	30,000
$33.00	3,617,500
$36.64	30,000
$43.07	60,000
$43.50	30,000
$44.71	806,324
$58.50	662,277
16,202,274